EXHIBIT 13.2
CERTIFICATION PURSUANT TO
RULE 13a-14(b) AND 18 U.S.C. SECTION 1350
     In connection with the amended Annual Report of LJ International Inc. (the “Company”) on Form 20-F/A for the fiscal year ended December 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Hon Tak Ringo Ng, Chief Financial Officer of the Company, certify, pursuant to Rule 13a-14(b) and 18 U.S.C. § 1350, that:
     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 24, 2007	/s/ HON TAK RINGO NG
Hon Tak Ringo Ng,
Chief Financial Officer